Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Materialise NV

Leuven, Belgium

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 30, 2018, relating to the consolidated financial statements of Materialise NV appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Bedrijfsrevisoren Burg. CVBA

On behalf of it,

Bert Kegels

/s/ Bert Kegels

Zaventem, Belgium

June 29, 2018